Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTSS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED FEBRUARY, __, 2010 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INNISFREE M&A INCORPORATED, THE INFORMATION AGENT.

PGT, INC.
Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.01 Per Share, of PGT, Inc.

Subscription Price:                                      $1.50 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,
ON MARCH 12, 2010, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of  $0.01 per share, of PGT, Inc., a Delaware corporation, at a subscription price of $1.50  per  share  (the “Basic Subscription  Privilege”), pursuant  to a rights  offering  (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of PGT, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.   If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares (up to the number of shares for which such holder subscribed under the Basic Subscription Privilege) pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of PGT, Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

Regulatory Limitation. All rights issued to a stockholder of record who would, in the Company’s opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder.

The holder irrevocably subscribes for the number of shares of Common Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of PGT, Inc. and the signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer	Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If Delivering by Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	If Delivering by Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for    ______________    shares x $ 1.50 =        $     _______________
         (no. of new shares)      (subscription price)   (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE
If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares (up to the number of shares for which for which you subscribed under your Basic Subscription Privilege):

I apply for    ______________    shares x $ 1.50 =        $     _______________
         (no. of new shares)      (subscription price)   (amount enclosed)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

    ☐   Cashier’s or certified check drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, as Subscription Agent.”

    ☐   Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #323-213251 American Stock Transfer FBO PGT, Inc., with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.
_________________________________________________________________
_________________________________________________________________

_________________________________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

Signature(s): ______________________________________________________

Signature(s): ______________________________________________________

Date: ______________________________________________________

Daytime Telephone Number: ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: _______________________________________________
(Name of Bank or Firm)

By:_______________________________________________________________
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS

FOR INSTRUCTIONS ON THE USE OF PGT, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT INNISFREE M&A INCORPORATED, THE INFORMATION AGENT, AT (888) 750-5834 (FOR STOCKHOLDERS) OR COLLECT AT (212) 750-5833.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON MARCH 12, 2010, UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.